EXHIBIT 10.1

                     NON-COMPETE/NON-SOLICITATION AGREEMENT

         This NON-COMPETE AND NON-SOLICATION AGREEMENT (the "AGREEMENT") is made and entered into this 27th day of December, 2001, by and between STRATUS SERVICES GROUP, INC., a Delaware company ("Stratus"), and PROVISIONAL EMPLOYMENT SOLUTIONS, INC., a Georgia corporation, RAYMOND W. CLAWSON, RHONDA MILLS, and JEFF WALDIE, individually and collectively (collectively, "Provisional").

                                    RECITALS:
                                    ---------

         WHEREAS, Provisional and Stratus have executed an Asset Purchase Agreement whereby Stratus has purchased the ongoing clerical and light industrial staffing business of Provisional (the "Acquired Business"); and

         WHEREAS, Provisional possesses substantial information and knowledge regarding the Acquired Business operations; and

         WHEREAS, Stratus and Provisional desire to enter into an agreement whereby Provisional agrees not to compete with the Acquired Business

         NOW, THEREFORE, for consideration, the receipt and sufficiency of which is hereby acknowledged, and other good and valuable consideration, the parties hereto agree as follows:

CONFIDENTIALITY AND TRADE SECRETS
---------------------------------

         Provisional acknowledges that the manuals, methods, forms, techniques and systems which it has sold to Stratus whether for its own use or for use by or with its clients, are confidential trade secrets and are the property of Stratus.

         Provisional further acknowledges that it has had access to confidential information concerning the Acquired Business' clients, including their business affairs, special needs, preferred methods of doing business, methods of operation, key contact personnel and other data, all of which provides Stratus with a competitive advantage and none of which is readily available except to Provisional and employees of Stratus.

         Provisional further acknowledges that it has had access to the names, addresses, telephone numbers, qualifications, education, accomplishments, experience, availability, resumes and other data regarding persons who have applied or been recruited for temporary or permanent employment by the Acquired Business, as well as job order specifications and the particular characteristics and requirements of persons generally hired by a client, specific job listings, mailing lists, computer runoffs, financial and other information, all of which provides Stratus with a competitive advantage and none of which is readily available except to Provisional and employees of Stratus.

         Provisional agrees that all of the foregoing information regarding the Acquired Business' methods, clients and employees constitutes valuable and proprietary trade secrets and confidential information of Stratus (hereafter "Confidential Information").

NON-COMPETITION AGREEMENT
-------------------------

         Provisional agrees that it shall not, for a period of twenty-four (24) months from the date of the Asset Purchase Agreement either directly or indirectly, on its own account or as agent, stockholder, employer, or otherwise in conjunction with any other person or entity, engage in competition with the Acquired Business, or action concert with a business in competition with the Acquired Business; nor will it solicit accounts, personnel, or engage in any other competitive activities related to the Acquired Business. Provisional acknowledges that doing so in any manner would interfere with, diminish and otherwise jeopardize and damage the business and goodwill of the Acquired Business.

NON-DISCLOSURE AGREEMENT
------------------------

         Provisional agrees that except as directed by Stratus, it will not at any time use for any reason or disclose to any person any of the Confidential Information of the Acquired Business or permit any person to examine and/or make copies of any documents which may contain or are derived from Confidential Information, whether prepared by Provisional or otherwise, without the prior written permission of Stratus in the retained business.

AGREEMENT NOT TO COMPETE FOR ACCOUNTS OR PERSONNEL
--------------------------------------------------

         Provisional agrees that during the forty-eight (48) months after the Asset Purchase Agreement it will not, directly or indirectly, contact, solicit, divert, take away or attempt to contact, solicit, divert or take away any staff employee, temporary personnel, customer, account, business or goodwill from Stratus in the Acquired Business, either for Provisional's own benefit or some other person or entity, and will not aid or assist any other person or entity to engage in any such activities.

         This Agreement shall be subject to the provisions of the Asset Purchase Agreement with respect to events of default and remedies.

STRATUS SERVICES GROUP, INC.                PROVISIONAL:



/s/ Michael A. Maltzman                     /s/ Raymond W. Clawson
------------------------------------        -----------------------------------
Michael A. Maltzman                         Raymond W. Clawson as
Executive Vice President and                President and Individually
  Chief Financial Officer

                                            /s/ Rhonda Mills
                                            -----------------------------------
                                            Rhonda Mills, Individually


                                            /s/ Jeff Waldie
                                            -----------------------------------
                                            Jeff Waldie, Individually